Exhibit 10.23

DOMESTIC

PLEDGE AGREEMENT

THIS DOMESTIC PLEDGE AGREEMENT (as amended and modified from time to time, this “Domestic Pledge Agreement”) dated as of January 30, 2008 is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively the “Pledgors”) and BANK OF AMERICA, N.A., as collateral agent under the Intercreditor Agreement (defined below) (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations (defined below).

WITNESSETH

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “2008 Note Agreement”), among the GFI Group, Inc. (the “Company”) and the institutional investors signatory thereto (collectively, the “2008 Purchasers”), the Company has issued and sold to the 2008 Purchasers $60,000,000 in aggregate principal amount of the Company’s 7.17% Senior Notes due January 30, 2013 (together with all notes issued in substitution or exchange therefor or in replacement thereof in accordance with the terms of the 2008 Note Agreement, the “2008 Senior Notes”);

WHEREAS, in connection with the 2008 Note Agreement, certain Domestic Subsidiaries (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of the Company are executing and delivering to the 2008 Purchasers a Subsidiary Guaranty Agreement, dated as of the date hereof, pursuant to which such Domestic Subsidiaries guarantee to the 2008 Purchasers all of the Company’s obligations under the Note Documents; and

WHEREAS, this Domestic Pledge Agreement is required under the terms of the 2008 Note Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                                 DEFINITIONS.

                (a)       Capitalized terms used and not otherwise defined herein shall have the meanings provided in the 2008 Note Agreement.

                (b)       As used herein, the following terms shall have the meanings assigned thereto in the Uniform Commercial Code in effect in the State of New York on the date hereof: Accession, Financial Asset, Proceeds, Securities Account and Security.

                (c)       As used herein, the following terms shall have the meanings set forth below:

“Credit Agreement” means that certain Credit Agreement dated as of February 24, 2006 (as amended or modified from time to time) among the Company and GFI Holdings Limited as the borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent for the lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of the United States of America or any jurisdiction thereof.

“Foreign Subsidiary”: any Subsidiary of the Company organized under the laws of a jurisdiction other than the United States of America or any jurisdiction thereof.

“Intercreditor Agreement” means that certain intercreditor agreement dated as of the date hereof among the 2008 Purchasers, the Company, the Collateral Agent, Bank of America, N.A. in its capacity as administrative agent under the Credit Agreement and Subsidiary Guarantors party thereto.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Secured Obligations” means, without duplication, (i) all of the obligations of the Company and the Subsidiary Guarantors to the 2008 Purchasers under the 2008 Note Agreement and the other Note Documents (including, but not limited to, any interest accruing after the commencement by or against the Company or any Subsidiary Guarantor of a proceeding under any Debtor Relief Laws, regardless of whether such interest is an allowed claim under such proceeding), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time, and (ii) all costs and expenses incurred in connection with enforcement and collection of the foregoing obligations, including reasonable attorney’s fees.

“UCC” means the Uniform Commercial Code.

SECTION 2.                                                 PLEDGE AND GRANT OF SECURITY INTEREST.

To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the

Secured Obligations, a continuing security interest in, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

                   (a)        Pledged Shares.  (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of Capital Stock (and in any event no more than 65% of the voting stock in the aggregate) owned by such Pledgor of each Foreign Subsidiary set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

                  (A)        all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                   (B)        without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the 2008 Note Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

                   (b)        Additional Shares.  (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of each other Domestic Subsidiary that is a Material Subsidiary (including, without limitation, any Person that hereafter becomes a Domestic Subsidiary that is a Material Subsidiary) and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of Capital Stock (and in any event no more than 65% of the voting stock in the aggregate) owned by such Pledgor of any Person that hereafter becomes a direct (first tier) Foreign Subsidiary that is a Material Subsidiary, including, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock.

                   (c)        Accessions and Proceeds.  All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Collateral Agent as collateral security for the Secured Obligations.  Upon delivery to the

Collateral Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Domestic Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

SECTION 3.                                                 SECURITY FOR SECURED OBLIGATIONS.

The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for the Secured Obligations (subject to Section 24 hereof).

SECTION 4.                                                 DELIVERY OF THE PLEDGED COLLATERAL.

Each Pledgor hereby agrees that:

                   (a)        Delivery of Certificates.  Each Pledgor shall deliver to the Collateral Agent (i) simultaneously with or prior to the execution and delivery of this Domestic Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Pledged Collateral of such Pledgor.  Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of such Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto.  All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 4(a) attached hereto.

                   (b)        Additional Securities.  If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Schedule 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

                   (c)        Financing Statements.  Each Pledgor authorizes the Collateral Agent to file one or more financing statements (with collateral descriptions broader, including without limitation “all assets” and/or “all personal property” collateral descriptions, and/or less specific than the description of the Collateral contained herein) disclosing the

Collateral Agent’s security interest in the Pledged Collateral.  Each Pledgor agrees to execute and deliver to the Collateral Agent such financing statements and other filings as may be reasonably requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

SECTION 5.                                                 REPRESENTATIONS AND WARRANTIES.

Each Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

                   (a)        Authorization of Pledged Shares.  The Pledged Shares of such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

                   (b)        Title.  Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor.

                   (c)        Exercising of Rights.  The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its property.

                   (d)        Pledgor’s Authority.  Except as may be required by applicable foreign laws affecting the pledge of Capital Stock of Foreign Subsidiaries, no authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Domestic Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Collateral Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as may be required by the UCC or laws affecting the offering and sale of securities).

                   (e)        Security Interest/Priority.  This Domestic Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations, in the Pledged Collateral of such Pledgor.  The delivery to the Collateral Agent of certificates evidencing the Pledged Collateral of such Pledgor, together with duly executed stock powers in respect thereof, will perfect and establish the first priority (subject to Liens permitted pursuant to the terms of the Note Documents) of the Collateral Agent’s security interest in any certificated Pledged Collateral of such Pledgor that constitutes a Security.  The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of such Pledgor or obtaining “control” over such interests in accordance with the provisions of Section

8-106 of the UCC will perfect and establish the first priority (subject to Liens permitted pursuant to the terms of the Note Documents) of the Collateral Agent’s security interest in any uncertificated Pledged Collateral that constitutes a Security.  The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor will perfect and establish the first priority of the Collateral Agent’s security interest in any Pledged Collateral that does not constitute a Security to the extent that a security interest therein may be perfected by such filing.  Except as set forth in this subsection (e), no action is necessary to perfect the security interests granted by the Pledgors under this Domestic Pledge Agreement.

                    (f)        Partnership and Membership Interests.  Except as previously disclosed to the Collateral Agent, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

                   (g)        No Other Interests.  Other than as set forth on Schedule 2(a) attached hereto, no Pledgor owns any Capital Stock in any (i) Domestic Subsidiary that is a Material Subsidiary or (ii) direct (first tier) Foreign Subsidiary that is a Material Subsidiary.

SECTION 6.                                                 COVENANTS.

Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Pledgor shall:

                   (a)        Books and Records.  Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Collateral Agent, for the benefit of the holders of the Secured Obligations, pursuant to this Domestic Pledge Agreement.

                   (b)        Defense of Title.  Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep such Pledged Collateral free from all Liens, except for Liens permitted pursuant to the terms of the Note Documents, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the 2008 Note Agreement and the other Note Documents.

                   (c)        Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action necessary to satisfy the Collateral Agent that the

Collateral Agent has obtained a first priority (subject to Liens permitted pursuant to the terms of the Note Documents) perfected security interest in such Pledged Collateral); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Domestic Pledge Agreement, including, without limitation and if requested by the Collateral Agent, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

                   (d)        Amendments.  Not make or consent to any amendment, termination or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Intercreditor Agreement.

                   (e)        Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

                    (f)        Issuance or Acquisition of Capital Stock.  Not, without executing and delivering, or causing to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Capital Stock constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

SECTION 7.                                                 ADVANCES BY HOLDERS OF THE SECURED OBLIGATIONS.

On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, upon notice to the Pledgors, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Lien permitted pursuant to the terms of the Note Documents), expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 24 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Collateral Agent or the holders of the Secured Obligations on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this

Domestic Pledge Agreement, the other Note Documents or any other documents relating to the Secured Obligations.  The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

SECTION 8.                                                 REMEDIES.

                (a)       General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Note Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

                (b)       Sale of Pledged Collateral.  Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and, except as provided below, without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities.  Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 18 of the 2008 Note Agreement at least ten days before the time of such sale.  The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                (c)       Private Sale.  Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act.  Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

                (d)       Retention of Pledged Collateral.  To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations.  Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

                (e)       Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 24 hereof) for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and reasonable attorney’s fees.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

SECTION 9.                                                 RIGHTS OF THE COLLATERAL AGENT.

                (a)       Power of Attorney.  In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                    (i)        to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Collateral Agent may reasonably deem appropriate;

                   (ii)        to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

                  (iii)        to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

                  (iv)        to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

                   (v)        to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

                  (vi)        to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

                 (vii)        to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

                (viii)        to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Domestic Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                   (ix)        to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

                    (x)        to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

                   (xi)        to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated.  The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Domestic Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

                (b)       Performance by the Collateral Agent of Obligations.  If any Pledgor fails to perform any agreement or obligation contained herein following a written request from the Collateral Agent to do so, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 24 hereof.

                (c)       Assignment by the Collateral Agent.  The Collateral Agent may from time to time assign the Pledged Collateral and any portion thereof to a successor agent in accordance with the Intercreditor Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Domestic Pledge Agreement in relation thereto.

                (d)       The Collateral Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the applicable Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the applicable Pledgors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

                (e)       Voting Rights in Respect of the Pledged Collateral.

                    (i)        To the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Domestic Pledge Agreement or the Note Documents until (A) such time as an Event of Default shall have occurred and be continuing and (B) the 2008 Purchasers have accelerated payment of the Notes pursuant to the 2008 Note Agreement; and

                   (ii)        If an Event of Default has occurred and is continuing and the 2008 Purchasers have accelerated payment of the Notes as contemplated in subparagraph (e)(i) above, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease during the existence of such Event of Default and all such rights shall thereupon become vested in the Collateral Agent, which shall then during the continuance of such Event of Default have the sole right to exercise such voting and other consensual rights.

                                                  (f)       Dividend Rights in Respect of the Pledged Collateral.

                    (i)        Subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Note Documents until (A) such time as an Event of Default shall have occurred and be continuing and (B) the 2008 Purchasers have accelerated payment of the Notes pursuant to the 2008 Note Agreement.

                   (ii)        If an Event of Default has occurred and is continuing and the 2008 Purchasers have accelerated payment of the Notes as contemplated in subparagraph (f)(i) above:

                  (A)        all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease during the existence of such Event of Default and all such rights shall thereupon be vested in the Collateral Agent, which shall then during the continuance of such Event of Default have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                   (B)        all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

                   (g)        Release of Pledged Collateral.  Subject to the terms of the Note Documents, the Collateral Agent may release any of the Pledged Collateral from this Domestic Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Domestic Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Domestic Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

SECTION 10.                                           RIGHTS OF REQUIRED HOLDERS.

All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Holders.  If such rights are so exercised by the Required Holders,

then the Required Holders shall have all of the rights, privileges and indemnities afforded the Collateral Agent in the exercise of such rights.

SECTION 11.                                           APPLICATION OF PROCEEDS.

Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Intercreditor Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply any and all such payments and proceeds to payment of the Secured Obligations, in each case in accordance with the terms of the Intercreditor Agreement.

SECTION 12.                                           CONTINUING AGREEMENT.

                (a)       This Domestic Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities set forth in the Note Documents).  Upon such payment and termination, this Domestic Pledge Agreement shall be automatically terminated and the Collateral Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Domestic Pledge Agreement.

                (b)       This Domestic Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

SECTION 13.                                           AMENDMENTS AND WAIVERS.

This Domestic Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Note Documents.

SECTION 14.                                           SUCCESSORS IN INTEREST.

This Domestic Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that, except as provided in the Note Documents, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the Required Holders under the 2008 Note Agreement.  To the fullest extent permitted by law, each Pledgor hereby releases the Collateral Agent and each holder of the Secured Obligations, and their respective successors and assigns, and their respective officers, employees or agents from any liability for any act or omission relating to this Domestic Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such holder, or their respective officers, employees or agents.

SECTION 15.                                           NOTICES.

All notices required or permitted to be given under this Domestic Pledge Agreement shall be given as provided in the Note Documents.

SECTION 16.                                           COUNTERPARTS.

This Domestic Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Domestic Pledge Agreement to produce or account for more than one such counterpart.

SECTION 17.                                           HEADINGS.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Domestic Pledge Agreement.

SECTION 18.                                           GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                (a)       THIS DOMESTIC PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH PURCHASER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS DOMESTIC PLEDGE AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS DOMESTIC PLEDGE

AGREEMENT, EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH 2008 PURCHASER, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH 2008 PURCHASER, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS DOMESTIC PLEDGE AGREEMENT OR ANY OTHER NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH 2008 PURCHASER, WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 19.                                           WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS DOMESTIC PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS DOMESTIC PLEDGE AGREEMENT OR ANY OTHER NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS DOMESTIC PLEDGE AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS DOMESTIC PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DOMESTIC PLEDGE AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 20.                                           SEVERABILITY.

If any provision of this Domestic Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect  to the illegal, invalid or unenforceable provisions.

SECTION 21.                                           ENTIRETY.

This Domestic Pledge Agreement, the other Note Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Note Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

SECTION 22.                                           SURVIVAL.

All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Domestic Pledge Agreement, the other Note Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

SECTION 23.                                           OTHER SECURITY.

To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Domestic Pledge Agreement, under any of the other Note Documents or under any other document relating to the Secured Obligations.

SECTION 24.                                           JOINT AND SEVERAL OBLIGATIONS OF PLEDGORS.

                (a)       Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

                (b)       Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Domestic Pledge Agreement, the other Note Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

                (c)       Notwithstanding any provision to the contrary contained herein, in any other of the Note Documents or in any other documents relating to the Secured Obligations, the obligations of each Subsidiary Guarantor under the Subsidiary Guaranty, the other Note Documents and the documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Domestic Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	GFI GROUP INC.,
a Delaware corporation

By:
Name:
Title:

GFI GROUP LLC,
a New York limited liability company

By:
Name:
Title:

GFINET INC.,
a Delaware corporation

By:
Name:
Title:

GFI BROKERS LLC,
a Delaware limited liability company

By:
Name:
Title:

INTERACTIVE VENTURES LLC,
a Delaware limited liability company

By:
Name:
Title:

FENICS SOFTWARE INC.,
a Delaware corporation

By:
Name:
Title:

AMEREX BROKERS, LLC., a limited liability company

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                                         , a                                                      :

Number of Shares	Certificate Number

and irrevocably appoints                                                                      its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:
Name:
Title:

SCHEDULE 4(a)